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Exhibit 4.3

MASISA S.A.
Subscription From

NOT EXERCISABLE AFTER                           , 2005

        This certifies that the person whose name and address appears below is the registered owner of the number of non-transferable ADS Rights set forth below. Each ADS Right relating to newly issued common shares ("Shares") or treasury Shares of Masisa S.A. ("MYS") entitles its registered holder to purchase new American Depositary Shares of MYS, each representing 50 Shares ("ADSs"), at a subscription price of Ch$[    •    ] per ADS, payable in U.S. dollars, as described in the prospectus dated             , 2005 (the "Prospectus).

        Holders may purchase ADSs at any time prior to 5:00 P.M. (New York City time) on                           , 2005 at the designated office of The Bank of New York, as rights agent (the "Rights Agent") set forth below, at an estimated subscription price of U.S.$[    •    ] per ADS (the "Deposit Amount"), which is the U.S. dollar equivalent of the Chilean subscription price of Ch$[    •    ] per ADS, translated into U.S. dollars at the Central Bank of Chile's U.S. dollar observed exchange rate of Ch$[    •    ] = U.S.$1.00 on             , 2005, plus an additional 10% as an allowance for fluctuations in the exchange rate between the Chilean peso and the U.S. dollar and for the payment of ADS issuance fees, currency conversion expenses and financial transaction taxes in Chile. ADS Rights may be exercised by presenting this ADS subscription form to the Rights Agent with the Form of Election to Purchase duly executed, and such other and further documentation as the Rights Agent may reasonably request. Payment may be made by certified bank check or money order payable to the order of the Rights Agent.

        This ADS subscription form is subject to all of the terms, provisions and conditions of the rights offers, as described in MYS's Prospectus dated             , 2005.

        Number of ADS Rights Relating to Newly Issued Shares:

        Number of ADS Rights Relating to Treasury Shares:

MASISA S.A.

        This ADS subscription form must be received by the Rights Agent, together with payment in full, by 5:00 p.m., New York City time, on             , 2005. Failure to submit this ADS subscription form to the Rights Agent by that time will result in a forfeiture of your ADS Rights. Any subscription for ADSs in these rights offerings is irrevocable.

        Complete the Election to Purchase Form as applicable. Any improperly completed or unexecuted rights certificate for new ADSs may cause the Rights Agent in its sole discretion to reject such rights certificate. If you have any questions, contact the Rights Agent at 800-507-9357.

THE BANK OF NEW YORK, Rights Agent
By mail: Tender and Exchange Department P.O. Box 11248 Church Street Station New York, New York 10286-1248
By hand or overnight courier: Tender and Exchange Department 101 Barclay Street, lE New York, New York 10286

FORM OF ELECTION TO PURCHASE

        The registered holder of the ADS Rights referred to in this ADS subscription form is entitled to exercise the number of ADS Rights shown in the upper right hand corner of the other side of this card upon the terms and conditions specified in the Prospectus.

        The undersigned hereby notifies the Rights Agent of its irrevocable election to subscribe for new ADSs in the following amounts:

1.
                   new ADSs to be purchased pursuant to exercise of ADS Rights relating to newly issued common shares of Masisa S.A.

2.
                   new ADSs to be purchased pursuant to exercise of ADS Rights relating to Treasury common shares of Masisa S.A.

This subscription is subject to the terms and conditions specified in the Prospectus. I hereby acknowledge receipt of the Prospectus.

Signature(s) of subscriber(s):
Dated:	, 2005

        (Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give your title as such. If a corporation, sign in the full corporate name by an authorized officer. If a partnership, sign in the name of an authorized person.)

TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

        I hereby certify that the foregoing subscription for new ADSs has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

Signature(s) of subscriber(s):

PAYER'S NAME: THE BANK OF NEW YORK

SUBSTITUTE Form W-9	Name:
Address:
(Number and Street)

(City) (State) (Zip Code)

Department of the Treasury Internal Revenue Service	Check appropriate box:
	Individual/Sole Proprietor / /	Corporation / /	Partnership / /
Other (specify) / /	Exempt from Backup Withholding / /

Request for Taxpayer Identification Number (TIN) and Certification	Part I.—Please provide your taxpayer or identification number in the space at right. If awaiting TIN, write "Applied For."	SSN: or EIN:

Part II.—Awaiting TIN / /

Part III.—Certification
Under penalties of perjury, I certify that:
(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);
(2)	I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)	I am a United States person (including a United States resident alien).

Certification Instructions—You must cross out part item (2) in Part II above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you received notification from the IRS that you are no longer subject to backup withholding, do not cross out part (2).

SIGN HERE -->	Signature:	Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING TAXES. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.
NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART II OF THE SUBSTITUTE FORM W-9.

  CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

        I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the IRS as backup withholding.

SIGNATURE
DATE

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  Exhibit 4.3
MASISA S.A. Subscription From NOT EXERCISABLE AFTER , 2005
MASISA S.A.
FORM OF ELECTION TO PURCHASE